Exhibit (p)(1)

indexiq active etf trust

indexiq eTF trust

Code Of Ethics

September 2022

Exhibits

Exhibit A	Acknowledgement of Receipt of the Funds’ Code of Ethics

Exhibit B	Annual Certification of Compliance with the Funds’ Code of Ethics

Exhibit C	Quarterly Transactions Report (if required)

Exhibit D	Access Person Initial/Annual Securities Holdings Report and Certification

I.	Introduction

Section 17(j) of the Investment Company Act of 1940, as amended (the “1940 Act”) makes it unlawful for any affiliated person of a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for an investment company, to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by such investment company in contravention of such rules as the Securities and Exchange Commission (“SEC”) may adopt to prevent any such acts, practices and courses of business as are fraudulent, deceptive or manipulative. Section 17(j) is intended to permit the SEC to create guidelines to prohibit persons affiliated with investment companies and their investment advisers and principal underwriters from engaging in securities transactions for their personal accounts when such transactions are likely to conflict with the investment programs of such investment companies. In response to Section 17(j), the SEC adopted Rule 17j-1 under the 1940 Act (“Rule17(j)-1” or the “Rule”). The Rule: (1) prescribes an anti-fraud standard for affiliated persons of investment companies, their investment advisers and principal underwriters; (2) requires investment companies, their investment advisers and principal underwriters to adopt codes of ethics applicable to certain affiliated persons known as “access persons,” subject to certain exceptions; and (3) requires “access persons” to report to the investment company all transactions in securities of which they are the beneficial owners, subject to certain exceptions.

IndexIQ Active ETF Trust and IndexIQ ETF Trust (each a “Fund” and, collectively the “Funds”) recognize the importance of high ethical standards in the conduct of their business and require that this code of ethics (the “Code” or the “Funds’ Code”) be observed by their respective “access persons.” The Code set forth below shall apply to the “Access Persons” of each Fund, and its respective series, advised by IndexIQ Advisors LLC (“IndexIQ Advisors”). Each Fund’s Board of Trustees (“Board”), including a majority of its Independent Board Members1, has approved this Code as compliant with Rule 17j-1, and has also approved the code of ethics of each investment adviser and subadviser to the respective Fund and of the respective Fund’s principal underwriter.

“Access Person” shall have the same meaning as set forth in Rule 17j-1 under the Investment Company Act and as set forth in Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”) and shall include:

•	Any “Advisory Person” of the Funds or their investment adviser or any subadviser (an “Adviser”, collectively the “Advisers”);

•	All the Advisers’ directors and officers;

•	All of the Funds’ Trustees and officers;

1 “Independent Board Member” shall mean a trustee of the Funds who is not a “interested person” of the Funds, as defined in Section 2(a)(19)(B) of the 1940Act.

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•	Any “Supervised Person” of the Advisers who has access to non-public information regarding any clients’ purchase or sale of securities, or information regarding the portfolio holdings of any Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public; and

•	Any director or officer of any principal underwriter of the Funds, who in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of “Covered Securities” [2] by a Fund; or information regarding the portfolio holdings of any Fund; or whose functions or duties in the ordinary course of business relate to the making of any recommendations with respect to such purchases or sales.

We note that individuals who are also “Access Persons” of the Funds’ Advisers or principal underwriter are required to follow the codes of ethics that have been adopted by these entities. This Code shall apply to the Independent Board Members and other persons (if any) who are not subject to a separate code of ethics.

Prior to any Adviser or principal underwriter entering into an agreement to provide services to the Funds, such Adviser or principal underwriter shall have adopted its own code of ethics that complies with the Rule, which code of ethics shall have been approved by the Board in accordance with the Rule.

All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and polices, and compliance therewith, should be directed to the Funds’ Chief Compliance Officer (“CCO”). The reputation of the Funds for trustworthy financial services is a valuable asset that all Access Persons are expected to preserve and protect.

II.	Policy

This Code has been adopted by the Board in accordance with the 1940 Act and the Rule. The purpose of this Code is to provide policies and procedures consistent with the 1940 Act and the Rule. The following general fiduciary standards are the policy of the Funds and shall govern personal investment activities of all Access Persons and the interpretation and administration of this Code:

•	The interests of a Fund’s shareholders must be placed first at all times, and Access Persons must refrain from having outside interests that conflict with the interests of a Fund and its shareholders;

2 “Covered Security” - means any security as defined in Section 2(a)(36) of the 1940 Act, other than (i) direct obligations of the Government of the United States of America; (ii) bankers acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by open-end investment companies not advised or subadvised by IndexIQ Advisors; (iv) interests in qualified state college tuition programs (“529 Plans”); and (v) cryptocurrencies or digital currencies, such as Bitcoin, Ethereum, Litecoin and Dogecoin, which are a virtual or digital representations of value. However, a virtual currency token offered in an initial or digital coin offering will be deemed a Covered Security.. The term “security” includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security and also includes derivatives.

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•	All personal securities transactions must be conducted consistent with this Code, or the Advisers’ or principal underwriter’s code of ethics, and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

•	Access Persons should not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a Fund, Advisers and/or principal underwriter, to the detriment of the shareholders of the Fund. Each Access Person must avoid any circumstances that might adversely affect or appear to affect his or her duty of complete loyalty to a Fund and its shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity;

•	Each Access Person must abstain from participation (or any other involvement) in “insider trading” in contravention of any applicable law or regulation. Access Persons may not trade on inside information (i.e., material non-public information3) or communicate such information to others. An Access Person who believes that he or she is in possession of inside information should contact the CCO immediately; and

•	Access Persons must comply with applicable federal securities laws.

Rule 17j-1(b) makes it unlawful, and therefore a violation of this Code, for any Access Person, in connection with the purchase, sale, directly or indirectly, of any security held or to be acquired by a Fund to:

•	to employ any device, scheme or artifice to defraud the Fund;

•	to make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

•	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

•	to engage in any manipulative practice with respect to the Fund.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to a Fund.

3 Material information generally is that which a reasonable investor would consider significant in making an investment decision. Nonpublic information is any information which has not been disclosed to the general public. Information is considered public when it is widely disseminated; e.g. disclosure in the news media or company filings.

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Each Access Person has the duty to disclose to the Funds’ CCO or the designee any interest that he or she may have in any firm, corporation or business entity that is not affiliated with the Funds and that does business with the Funds or that otherwise presents a possible conflict of interest. Disclosure should be timely so that a Fund, or, as applicable, the Advisers or principal underwriter, may take action concerning any possible conflict, as it deems appropriate.

III.	Reporting Requirements

A.	Applicability to the Funds’ Advisers and Principal Underwriter

The requirements of the Code are not applicable to any Access Person of a Fund who is subject to a separate code of ethics adopted by an Adviser or principal underwriter of the Fund, provided that:

1.	Such code of ethics complies with the reporting, preclearance and all other requirements of the Rule;

2.	Such Adviser or principal underwriter must certify to the Funds’ Board that it has adopted procedures that are reasonably designed to prevent Access Persons from violating such code of ethics.

Each Adviser and principal underwriter shall:

1.	Submit to the Funds a copy of its code of ethics pursuant to the Rule;

2.	Any material change to the code of ethics of any Adviser or principal underwriter to the Funds must be approved by the Board within six months of the adoption of such material change. Accordingly, an Adviser or principal underwriter must notify the Funds’ CCO as soon as is practicable following any such material change; and

3.	Furnish to the Funds upon request (and in any event no less than quarterly) written reports which: (i) describe any issues arising under its code or procedures during the period specified including information about material violations of the its code of ethics or procedures and sanctions imposed in response to material violations; and (ii) certify that it has adopted procedures reasonably necessary to prevent an Access Person from violating its code of ethics.

B.	Requirements Applicable to the Independent Board Members

Each Board member who is an Independent Board Member and who would be required to make a report solely by reason of being a Board member, need not make an initial holding report or annual holdings report as would otherwise be required by Section 3(C) or 3(D) below.

As a regular business practice, the Funds, Advisers and principal underwriter, attempt to keep the Board informed with respect to the Funds’, the Advisers’ and principal underwriter’s investment activities through reports and other information provided to the Board members in connection with Board meetings and other events. However, it is the policy of the Funds not to routinely communicate specific trading information and/or advice on specific issues to Independent Board Members unless the proposed transaction presents issues on which input from the Independent Board Members is appropriate (i.e., no information is given regarding securities for which current activity is being considered for clients).

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Given this policy, an Independent Board Member need only obtain prior approval from the CCO before directly or indirectly acquiring or disposing of beneficial ownership in a Covered Security if he/she knew or, in the ordinary course of fulfilling his/her official duties as a Board member should have known, that during the 15-day period immediately before or after a transaction in that security, a Fund, or any series thereof, purchased or sold that security, or the Adviser considered purchasing or selling that security on behalf of the Fund. If this occurs, he/she must submit a Quarterly Transactions Report in substantially the form attached hereto as Exhibit C. Such report must be submitted within 30 days following the quarter end and must detail: (i) all transactions effected during the quarter in Covered Securities in which he/she had any direct or indirect Beneficial Ownership4; and (ii) all broker, dealer or bank accounts that held any securities (whether or not they are Covered Securities) during the quarter for the direct or indirect benefit of the Board member. Failure to complete this report will be considered a violation of the Code.

The above requirement to obtain prior approval from the CCO does not apply to purchases and sales of any non-IndexIQ ETF.

Each newly appointed Independent Board Member is required to provide an initial certification stating that he/she has received a copy of the Code and that he/she understands the relevant requirements (see Exhibit A).

Each Independent Board Member is also required to certify on an annual basis that he/she has received, read, understood and complied with this Code (see Exhibit B). Such certification must also indicate that during the prior year, he/she has not acquired or disposed of a Covered Security when he/she knew or, in the ordinary course of fulfilling his/her official duties as a board member should have known, that during the 15-day period immediately before or after their transaction in that security, the Fund, or any series thereof, purchased or sold that security on behalf of the Fund, or an Adviser considered purchasing or selling that security on behalf of the Fund.

4 “Beneficial Ownership” - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person’s Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Board member, has a Beneficial Interest or is the settlor with a power to revoke; (ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person’s name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; or (vi) by a holding company that he or she controls.

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C.	Initial Holdings and Account Reports

Access Persons of the Funds’ Advisers and principal underwriter must follow their respective policies and procedures which at a minimum require each Access Person to submit a report in substantially the form of Exhibit D (Access Person Initial/Annual Securities Holdings Report and Certification) to their respective CCO showing all holdings of Covered Securities in which the Access Person had any direct or indirect Beneficial Ownership. Such report shall be filed not later than 10 days after the person becomes an Access Person. Information in the initial report must be current as of a date no more than 45 days prior to the date the person became an Access Person. Access Persons must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Access Person has any Beneficial Ownership interest are held. Such accounts include Discretionary Managed Accounts (e.g., wrap accounts), in which case the Access Person must certify that he or she has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. Documentation describing that relationship must be submitted to and approved by their respective CCO.

D.	Annual Reporting

Access Persons of the Funds’ Advisers and principal underwriter must follow their respective policies and procedures, which at a minimum require Access Persons to submit to their respective CCO a report disclosing every Covered Security in which that Access Person has a direct or indirect Beneficial Ownership interest as of year-end. Such report should be made at the end of each calendar year, but in no case later than 45 days following year end or (as set forth in each Adviser’s or principal underwriter’s respective codes of ethics.) Every Access Person must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities) as to which the Access Person has any Beneficial Ownership interest are held. In addition, each Access Person shall file annually a certification indicating that the Access Person has received, read, understood and complied with the Code. Access Persons shall file with their respective CCO a report substantially the form of Exhibit D (Access Person Initial/Annual Securities Holdings Report and Certification).

E.	Sanctions

If the CCO determines that a violation of the Code has occurred by an Independent Board Member, the CCO shall so advise Fund Counsel and the Independent Chairperson of the Board of Trustees (or if that person’s transaction is under consideration, the Chair of the Audit Committee), and shall provide the Chairperson of the Board with the report, the record of pertinent portfolio transactions of the Fund(s) and any additional material supplied by such person. The Board Chairperson will refer the matter to the entire Board, which shall impose such sanctions as are deemed appropriate.

If a violation of the Code has occurred by an Access Person of an Adviser or the principal underwriter, the code of ethics of such entity should be followed.

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The Advisers’ or principal underwriter’s CCO may grant written exceptions to provisions of their respective codes of ethics in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of this Code shall be granted where such exception would result in a violation of the Rule or Rule 204A-1 under the Advisers Act. Each exception shall be reported to the CCO who will provide a written report describing the exceptions granted to the Board at the next regularly scheduled meeting of Fund’s Board.

IV.	Recordkeeping Requirements

The Funds recognize the sensitivity and personal nature of information collected under the Code, and the interests of Access Persons in maintaining their privacy regarding this information. IndexIQ’ s Investments Compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for preclearance of transactions and other information filed by Access Persons under the Code will be treated as confidential, subject only to the review provided in the Code or forms thereunder and review by the SEC and other regulators.

Each Fund will maintain, at its principal place of business, and make the following records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

(a)	a copy of each Code for the Fund that is in effect, or at any time within the past five years was in effect, in an easily accessible place;

(b)	a record of any violation of the Code, and of any action taken as a result of the violation, in an easily accessible place for at least five years in which the violation occurs;

(c)	a copy of each report made by an Access Person pursuant to the Code, including any information provided in lieu of these reports, for at least five years after the report is made or the information is provided, the first two years in an easily accessible place;

(d)	a record of all persons, currently or within the past five years, who are or were required to submit reports pursuant to this Code, or who are or were responsible for reviewing those reports, in an easily accessible place; and

(e)	a copy of each report made to the Board pursuant to this Code for at least five years, the first two years in an easily accessible place.

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EXHIBIT A

Acknowledgement of Receipt of the Funds’ Code of Ethics

I hereby certify that I have received a copy of the Funds’ Code of Ethics, have read and am subject to the Code, and understand the relevant requirements.

Signature

Date

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Exhibit B

Annual Certification of Compliance with the

Funds’ Code of Ethics

I, __________________, hereby certify that I have received read and understood the Code of Ethics of IndexIQ Active ETF Trust and IndexIQ ETF Trust (the “Funds”). I further certify that I have complied with and will continue to comply with each of the provisions of the Code, and that during the prior year, I have not acquired or disposed of a Covered Security1 (as defined in Rule 17j-1 under the Investment Company Act of 1940, as amended) when I knew or, should have known, in the ordinary course of fulfilling my official duties as a Board member, that during the 15-day period immediately before or after their transaction in that security, the Fund, or any series thereof, purchased or sold that security on behalf of the Fund, or an investment adviser or subadviser considered purchasing or selling that security on behalf of the Fund.

Signature

Date

EXHIBIT C

QUARTERLY TRANSACTIONS REPORT
(IF REQUIRED)

Instructions

If during the preceding quarter you acquired or disposed of Beneficial Ownership1 in a “Covered Security”2 when you knew or should have known, in the ordinary course of fulfilling your official duties as a Board member, that during the 15-day period immediately before or after your transaction in that security, the Fund, or any series thereof, purchased or sold that security on behalf of IndexIQ Active ETF Trust and IndexIQ ETF Trust (the “Funds”) , or an investment adviser or subadviser considered purchasing or selling that security on behalf of the Fund you must complete the following information below and submit it to the Fund’s Chief Compliance Officer within 30 days following the quarter end.

1 “Beneficial Ownership” - shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person’s Immediate Family who either reside with, or are financially dependent upon, or whose investments are controlled by, that person. A person also has a beneficial interest in securities held: (i) by a trust in which he or she is a Board member, has a Beneficial Interest or is the settlor with a power to revoke; (ii) by another person and he or she has a contract or an understanding with such person that the securities held in that person’s name are for his or her benefit; (iii) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights; (iv) by a partnership of which he or she is a member; (v) by a corporation that he or she uses as a personal trading medium; or (vi) by a holding company that he or she controls.

2 “Covered Security” - means any security as defined in section 2(a)(36) of the Investment Company Act of 1940, other than (i) direct obligations of the Government of the United States of America; (ii) bankers acceptances, bank certificate of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by open-end investment companies not advised or subadvised by IndexIQ Advisors LLC; (iv) interests in qualified state college tuition programs (“529 Plans”) and (v) cryptocurrencies or digital currencies, such as Bitcoin, Ethereum, Litecoin and Dogecoin, which are a virtual or digital representations of value. However, a virtual currency token offered in an initial or digital coin offering will be deemed a Covered Security. The term “security” includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security and also includes derivatives. Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations. In addition, for purposes of this certification, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Access Person or the family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and also includes adoptive relationships.

Certifications

As of ___________, 20__, I hereby certify that the following are each and every Covered Security in which I have a direct or indirect “Beneficial Ownership” interest:

Name of Security	Exchange Ticker Symbol or CUSIP	Broker, Dealer or Bank where Security Held and Firm through which transacted (if different)	Trade Date	Number of Shares and Principal Amount	Price	Nature of Transaction	Nature of Interest (Direct Ownership, Family Member, Control, Etc.)

As of ___________, 20__, I hereby certify that the following are the names of each and every broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit (“Securities Account”) as of the date appearing above:

Name of Broker, Dealer or Bank with which Account Is Held	Date Account Established	Account Number

I also consent to the release of certain personal information (name, home address, social security number and spouse’s first initial) by the Funds Chief Compliance Officer, or his/her designee, to the brokerage companies and banks noted above in connection with a request to provide reports of all known brokerage accounts held by me or my spouse, if applicable.

Signature_________________________________________________

Date_____________________________________________________

EXHIBIT D

ACCESS PERSON INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to Chief Compliance Officer by_____________________(Please print your full name)*

Date of Becoming an Access Person:**_____________ (Initial Report)

December 31, 20____ (Annual Report)

As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect “Beneficial Ownership” interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts (including Discretionary Managed Accounts) by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Access Person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. For a more complete definition of these terms, please consult the Funds’ Code of Ethics.

This report need not disclose Covered Securities held in any account over which the Access Person has no direct or indirect influence or control.

Name of Security	Exchange Ticker Symbol or CUSIP	Broker, Dealer or Bank where Security Held	No. of Shares and Principal Amount	Nature of Interest (Direct Ownership, Family Member, Control, Etc.)

Note:	In lieu of an Access Person listing on this form each security held as of year-end, he/she may attach as an exhibit to this document, an annual statement(s) for every bank or brokerage account as to which the Access Person has a Beneficial Ownership interest in securities. Notwithstanding this accommodation, it is the Access Person’s sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses all relevant securities holdings.

*	This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**	Please see the definition of Access Person in the Funds’ Code of Ethics.

Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit (“Securities Account”) as of the date appearing above:

Name of Broker, Dealer or Bank with which Account Is Held	Date Account Established	Account Number

I certify that the securities listed above are the only Covered Securities in which I have a direct or indirect Beneficial Ownership interest.

I further certify that the accounts listed above are the only Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

I also consent to the release of certain personal information (name, home address, social security number and spouse’s first initial) by IndexIQ Advisors LLC (“IndexIQ Advisors”) to a brokerage services company to be named by the compliance officer (the “Company”), who will provide the IndexIQ Advisors Compliance Department with a report of all known brokerage accounts held by me or my spouse, if applicable. During this time, the Company will agree that all personal information shall be held in strict confidence and shall not be revealed to any person, corporation or entity (third parties) without prior written consent of IndexIQ Advisors and the employee. Notwithstanding the foregoing, I understand however that the Company is authorized to disclose to its other customers, should they inquire, that I am currently (or have been) employed in some capacity in the securities related/financial services industry without identifying IndexIQ Advisors (or its affiliates) as the employer. Such disclosure would generally take place if I opened a securities account with a client of the Company. These steps are being taken by IndexIQ Advisors in its commitment to ensure compliance with federal securities laws.

Access Person Signature:
Date of Submission:

Received By (Name/Title):	Reviewed By (Name/Title):
Signature:	Signature:
Date Received:	Date Reviewed: